Exhibit 10.2G

                              FORBEARANCE AGREEMENT

Agreement dated August 8, 2000, between LCS GOLF, INC. a Delaware corporation, having an address at 24 East 12th Street, New York, New York 10003 (hereafter referred to as "LCSG" or "Borrower") and QUINTEL COMMUNICATIONS, INC., a Delaware corporation, having an address at One Blue Hill Plaza, Pearl River, New York 10965 (hereafter referred to as "Quintel"or "Lender"). Quintel and LCSG are sometimes referred to as a "Party" or the "Parties".

                              W I T N E S S E T H :

      WHEREAS, LCSG borrowed $500,000.00 from Quintel (the "Loan") as evidenced by LCSG's promissory note dated February 16, 2000 in the original principal amount of $500,000.00 (the "LCS Note") delivered pursuant to a Loan Agreement between Lender and Borrower dated February 16, 2000 (the "Loan Agreement"), and

      WHEREAS, pursuant to a Security Agreement dated February 16, 2000 (the "Security Agreement"), LCSG secured its obligations under the Loan Agreement and the LCS Note by granting Quintel a security interest in LCSG's Database (as such term is defined in the Security Agreement) and all contracts, contract rights and general intangibles of the Company relating to or necessary in order to use the Database; and

      WHEREAS, concurrently with the entry into the Loan Agreement, Quintel and LCSG entered into a Marketing Agreement dated February 16, 2000 (the "Marketing Agreement"), pursuant to which, among other things, Quintel was granted the right to transmit e-mail messages marketing or promoting Quintel Products and Services (as such term is defined in the Security Agreement) to the Database; and

      WHEREAS, Quintel has agreed on the terms set forth in this Agreement to forbear from instituting an action to collect the amount due under the LCS Note.

      NOW, THEREFORE, the parties, in consideration of the mutual representations and covenants contained herein, hereby agree as follows:

1. Quintel acknowledges receipt of one $50,000.00 payment on account of the principal amount of the LCS Note, and that the principal balance of the Note as of the date of such payment and the date hereof is $450,000.00.


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2.    Quintel and LCSG agree that the LCS Note is hereby amended to provide for payment on written demand after the date hereof and that interest shall be paid on the unpaid principal balance of the LCS Note at the rate of seven percent (7%) per annum commencing as of the date hereof and until the occurrence of a default under the terms of this Agreement or the LCS Note, after which interest shall be paid on the amounts due under the LCS Note at an annual rate equal to the prime rate (as defined in the LCS Note) plus four (4 %) percent, but in no event shall the annual rate of interest charged under the LCS Note exceed fourteen (14 %) percent. Interest shall be payable monthly on the first day of each month commencing August 1, 2000,

3.    Concurrently herewith:

      1. Michael Mitchell ("Guarantor") has executed and delivered to Quintel his guarantee of the LCS Note in the form annexed hereto as Exhibit 1; and

      2. LCSG has executed and delivered to Quintel an amendment to the Security Agreement in the form annexed hereto as Exhibit 2, providing among other things for the assignment to Quintel of all accounts receivable of LCSG now or hereafter existing, and all proceeds thereof ("Accounts") as additional Collateral for the repayment of the LCS Note and the performance and payment of all obligations under this Agreement and the other Obligations identified in the Security Agreement and four (4) copies of a form UCC-3 financing statement to amend the financing statement executed by LCSG as debtor previously filed to include the collateral covered by the amendment to the Security Agreement.

      3. LCSG has delivered a certificate signed by its President and Chief Financial Officer certifying as true and correct the representations and warranties made in Section 4 below and that the execution of this Agreement and the amendment to the Security Agreement by LCSG have been duly authorized by all necessary corporate action of LCSG, and constitute the lawful, valid and binding obligations of LCSG, enforceable in accordance with their terms;

      4. LCSG has delivered the appropriate forms establishing the Lockbox Account referred to in Section 5 below, identifying representatives of Quintel as the sole signatories to such account, together with an irrevocable direction to the Depository Bank not to modify such signatories without Quintel's written consent.

4. LCSG represents and warrants to Quintel that annexed hereto as Schedule 1 is a true, complete and correct list of all Accounts of LCSG, and which are hereby assigned to Quintel under the provisions of this Agreement and the Security Agreement, and that:


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            1.    Each of the debtors named in the Accounts included in Schedule
                  1 is indebted to LCSG in the amount indicated as of August 14, 2000.

            2. Each Account is bona fide, and arises out of the sale and delivery of goods or services.

            3. None of the Accounts is now, or will at any time become, contingent upon the fulfillment of any contract whatsoever, or subject to any defense, offset or counterclaim, except as may be specifically noted in Schedule 1.

            4. No agreement has been made, nor will be made, with any debtor for any, reduction or discount, other than reductions or discounts which in the aggregate are not material, except as may be specifically noted in Schedule 1.

            5. None of the Accounts is represented by notes or other negotiable instruments, except those that have been endorsed and delivered by LCSG to Quintel simultaneously with the delivery of this Agreement, or as set forth in Schedule 1.

            6. LCSG is the sole owner of the Accounts, free and clear of any encumbrances, and has the right to transfer absolute title to Quintel.

            7. The stated due date on each Account on Schedule 1 is correct, except for variations which in the aggregate are not material.

5. The schedule of Accounts shall be updated on a monthly basis by LCSG, within ten days after the first day of each month commencing with August, 2000, and certified by its President and Chief Financial Officer as true, correct and complete, and LCSG represents and warrants to Quintel that all such updates shall be true, correct and complete schedules of its Accounts. Such schedules shall contain the name, address and, if known, telephone number and e-mail address of each Account debtor.

      1. Concurrently herewith, LCSG has delivered, and until payment in full of the LCS Note shall continue to deliver to all of the Account Debtors an irrevocable letter of direction to make all payments on the Accounts to a lockbox account at Bank of America, N.A. (the "Depository Bank"), as to which representatives of Quintel shall be the sole signatories (the "Lockbox Account".)

      2. Until payment in full of all amounts due under the LCS Note and the Security Agreement:


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            1.    fifty percent (50%) of collections received in the Lockbox
                  Account on the Accounts identified on Schedule 1 and seventy-five percent (75%) of collections received in the Lockbox Account on Accounts created after the date hereof shall be paid within five (5) days after receipt to LCSG, and the balance shall be paid to Quintel and credited against the amounts due under the LCS Note, first to interest and then to principal;

            2. if LCSG receives any collections of the Accounts, LCSG shall pay fifty percent (50%) of collections of the Accounts identified on Schedule 1 and twenty-five percent (25%) of collections of Accounts created after the date hereof to Quintel within five (5) days after receipt, which payments to Quintel shall be credited against the amounts due under the LCS Note, first to interest and then to principal, and

            3. LCSG shall pay to Quintel within five (5) days after receipt fifty percent (50%) of all other cash receipts, cash equivalents and marketable securities generated by LCSG from any source whatsoever, including from proceeds from loans or sales of assets, stock or other securities of LCSG unless Quintel consents in writing to different payment arrangements with respect to proceeds from loans or sales of assets or stock.

      3. Upon the occurrence of a default, all proceeds of the Accounts shall be applied in the manner provided in Section 4 of the Security Agreement.

6. Until payment in full of all amounts due under the LCS Note and the Security Agreement, LCSG shall deliver to Quintel within ten (10) business days after the first day of each month:

      1. a financial statement of LCSG and its subsidiaries setting forth all income and expenses for the preceding month and for the calendar year to date, certified as true and correct in all material respects by LCSG's President and Chief Financial Officer;

      2. the schedule of new Accounts referred to in Section 4(a) above, certified as true and correct in all material respects by LCSG's President and Chief Financial Officer;

      3. a statement of all collections of Accounts received by LCSG during the preceding month, certified as true and correct in all material respects by LCSG's President and Chief Financial Officer.


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      2.    Quintel and LCSG shall request the Depository Bank to deliver to
            Quintel and LCSG a monthly statement of all collections of Accounts received in the Lockbox Account during the preceding month.

      3. Upon payment in full of all amounts due to Quintel under the LCS Note and the Security Agreement, LCSG may deliver a letter of direction to the remaining Account Debtors consenting to payment of the Accounts being made to LCSG.

7. Quintel shall continue to have the right to transmit e-mail messages to the Names in the Database marketing or promoting Quintel Products and Services in accordance with the provisions of the Marketing Agreement, and LCSG agrees to perform its obligations under the Marketing Agreement, including the provision of updates to the Database on a monthly basis. LCSG represents and warrants to Quintel that all additional Names in the Database shall be valid Names which shall have consented to the receipt of offers of products and services from LCSG's marketing affiliates and partners.

      1. Until payment in full of the amounts due under the LCS Note and the Security Agreement:

            1. the twenty-five cent ($0.25) Multibuyer Record Fee payable by Quintel under the Marketing Agreement for every valid Name delivered to Quintel or its Affiliate for registration in multibuyer.com or grouplotto shall be credited by Quintel monthly to the amounts due under the LCS Note, first to interest and then to principal, within thirty (30) days after the end of each month in which a Member Record is delivered, and

            2. LCSG's share of Net Revenue under the Marketing Agreement shall be credited by Quintel monthly to the amounts due under the LCS Note, first to interest and then to principal, at the time payment of LCSG's share of Net Revenue is due under the Marketing Agreement.

8. Notwithstanding the provisions of Section 2 and the LCS Note, Quintel will forbear from demanding payment of the LCS Note or commencing any action against LCSG or its officers and directors with respect to the making of the Loan and the entry into the Marketing Agreement, provided that:

            1. Quintel receives at least $10,000.00 per month in payments of principal and interest on the LCS Note from LCSG, or collections of the Accounts, or from the Guarantor, and


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            2.    LCSG is generating gross revenues of at least $75,000.00 per calendar month from the normal conduct of its business, and

            3. LCSG is not in default in the performance of its obligations under this Agreement.

9. Nothing contained herein or in the Guaranty or the amendment to the Security Agreement shall be deemed to be or construed as a waiver by either party of any claims or other rights which it may have against the other party or their respective officers and directors with respect to the Loan, the LCS Note, the Marketing Agreement and the transactions described therein, all of which are specifically reserved.

10. Upon receipt of payment of $300,000.00 under the LCS Note, Quintel shall deliver to LCSG a standard form of general release, releasing LCSG and its officers and directors from any claims regarding the Loan, the LCS Note, the Marketing Agreement and the transactions described therein in existence as of the date of this Agreement, and specifically excluding any claims arising under the Marketing Agreement and the transactions described therein after the date of this Agreement and any balance due under the LCS Note and the Security Agreement.

11. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the law of the State of New York, without reference to its conflict of laws provisions. Unless applicable law requires a different method, any notice that must be given to LCSG under this Agreement will be given by delivering it or mailing it by first class mail to LCSG at its address set forth at the beginning of this Agreement or at such other address as LCSG may give notice of to the holder of this Agreement. Any action brought to enforce this Agreement may be brought in the State of New York, and each Party hereby consents to the personal jurisdiction of the federal and state courts located in the State of New York, and agrees that unless applicable law requires a different method, service of process in any such action may be made by first class mail upon a Party at its address set forth in the beginning of this Agreement or at such other address as a Party shall advise the other Party by written notice in accordance with this Agreement.

12. Any notice or other communications required or permitted hereunder or under the Marketing Agreement shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service that provides a delivery receipt, if delivered by priority overnight delivery between any two points within the United States; or (c) five days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid, addressed to a party at its address


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      first set forth above, with copies to. Feder, Kaszovitz, Isaacson, Weber,
      Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022-1200,
      Attention: Geoffrey A. Bass, Telecopier #:212-888-7776, and to Littman Krooks Roth & Ball P.C., 655 Third Avenue, New York, NY 10017 Attn:
      Mitchell C. Littman, Telecopier #:212-490-2990, or such other address and telecopier number as shall be furnished in writing by like notice by any such party.

13. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

14. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. This Agreement, the Guaranty, and the amendment to the Security Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement, the Guaranty, and the amendment to the Security Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter, except that the foregoing shall not impair the effectiveness of the LCS Note or the Marketing Agreement, which remain in effect in accordance with the respective terms except as modified by this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by all parties.

IN WITNESS WHEREOF, the parties have each caused its corporate name to be hereunto subscribed by their respective duly authorized officers on the date first written above.

QUINTEL COMMUNICATIONS, INC.

By: /s/ Jeffrey Schwartz
    ------------------------------
    Name: Jeffrey Schwartz
          ------------------------
    Title: CEO
           -----------------------


LCS GOLF, INC.

By: /s/ Michael Mitchell
    ------------------------------
    Name: Michael Mitchell
    Title: Preseident/CEO


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STATE OF NEW YORK: COUNTY OF ________________________: ss:

On the 8th day of August in the year 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared Michael Mitchell, personally known to me or proved to me on the basis or satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.



                                  -----------------------------------
                                  Notary Public

STATE OF NEW YORK: COUNTY OF ________________________: ss:

On the _____ day of August in the year 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared ____________________________________, personally known to me or proved to me on the basis or satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.



                                  -----------------------------------
                                  Notary Public


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                                   SCHEDULE 1

                                List of Accounts